                                                                                                                                                                                                                                                                                       EXHIBIT 10.2

THIS WARRANT, AND THE SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

Void After June 27, 2012	Right to Purchase 1,000,000 (subject to the qualifications and adjustments set forth herein) shares of Common Stock of Broadpoint Securities Group, Inc.

BROADPOINT SECURITIES GROUP, INC.

Common Stock Purchase Warrant

June 27, 2008

Broadpoint Securities Group, Inc., a New York corporation (the “Company”), hereby certifies that for good and valuable consideration, MAST CREDIT OPPORTUNITIES I MASTER FUND LIMITED and its successors and assigns (the “Holder”), is entitled to subscribe for and purchase from the Company an aggregate of One Million (1,000,000) validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) at a purchase price per share equal to $3.00 (the “Exercise Price”), all subject to the terms, conditions and adjustments as hereinafter provided.  The Exercise Price shall be subject to adjustment from time to time pursuant to the provisions of Section 8 hereof.

This Warrant is issued pursuant to, and in accordance with, the Preferred Stock Purchase Agreement dated as of the date hereof by and between the Company and Holder (the “Purchase Agreement”) and is subject to the terms thereof.

Section 1.               Definitions.  Unless otherwise defined herein, capitalized terms shall have the meaning given to them in the Purchase Agreement.  As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

(a)           “Current Market Price” means, as of the date of determination, (a) the average of the daily Fair Market Value under clause (i) or (ii) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Fair Market Value under clause (iii) of the definition thereof on such date.

(b)           “Fair Market Value” shall mean, as of the date of determination: (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the Fair Market Value shall be the last reported sale price of the Common Stock on such exchange or market system on the last Business Day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average closing bid and asked price for such day on such exchange or market system; (ii) if the Common Stock is not listed or admitted to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by Pink Sheets or other similar over the counter quotation service, on the last Business Day prior to the date of the exercise of this Warrant; or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount determined mutually by (x) a majority of the members of the Board of Directors of the Company, and (y) the Holder.  If the Board of Directors and the Holder shall fail to agree within five (5) Business Days, the Fair Market Value shall be an amount determined, at the Company’s expense, by an independent nationally recognized investment banking firm chosen by the Board of Directors and reasonably acceptable to the Holder.  Any determination of the Fair Market Value by an appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

(c)           “Stock Equivalent” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock or other Capital Stock of the Company, and any option, warrant or other subscription or purchase right with respect to Common Stock or such other Capital Stock.

(d)           “Warrant Expiration Date” shall mean 5:00 p.m., Eastern Time, on June 27, 2012; provided, that, if such date is not a Business Day, the next Business Day immediately thereafter.

Section 2.                      Transfers.  This Warrant and the shares of Common Stock issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee; provided, however, that this Warrant may not be sold, assigned, transferred or otherwise disposed of unless each such sale, assignment, transfer or disposition is of a minimum of 300,000 shares of the Common Stock issuable hereunder (or, if the aggregate number of shares issuable hereunder is less than 300,000 shares of Common Stock, then no less than 100% of the remaining shares of Common Stock issuable hereunder shall be included in such sale, assignment, transfer or disposition).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to an Affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

Section 3.                      Exercise of Warrant.

3.1           Manner of Exercise.  Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part (but not as to a fractional share of Common Stock), by the Holder at any time or from time to time, on any Business Day on or prior to the Warrant Expiration Date by (i) the surrender of this Warrant and a duly executed exercise form in the form attached as Exhibit A hereto (an “Exercise Form”) to the Company at its office at One Penn Plaza, 42nd Floor
New York, New York 10119, or at such other office as the Company may designate by notice in writing, and (ii) the delivery of payment to the Company by cash, check made payable to the order of the Company, wire transfer of funds to a bank account designated by the Company or any other means approved by the Company, an amount equal to the aggregate Exercise Price for all shares of Common Stock as to which this Warrant is exercised.  In lieu of payment of the aggregate Exercise Price, the Holder holder may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by using the following net issuance formula:

X=((P)(A-B))/A

where

X=	the number of shares of Common Stock to be issued to the holder for theportion of this Warrant being exercised;
P=	the number of shares of common stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised, at the date of calculation;
A=	the Fair Market Value of one share of Common Stock as of the exercisedate; and
B =	the Exercise Price as in effect on the exercise date.

3.2           Issuance of Common Stock.  Upon receipt of the documents and payments described in Section 3.1 hereof, the Company shall, within five (5) Business Days, execute or cause to be executed, and deliver to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with an amount in cash in lieu of any fraction of a share, as hereinafter provided.  The stock certificate or certificates so delivered shall be in the denomination specified in the Exercise Form and shall be registered in the name of the holder hereof.  This Warrant shall be deemed to have been exercised and a certificate or certificates for shares of Common Stock shall be deemed to have been issued, and the Holder or its permitted designee (as specified in the Exercise Form) shall be deemed to have become a holder of such shares for all purposes as of the close of business on the date on which this Warrant and the documents and payments described in Section 3.1 hereof, are received by the Company as aforesaid.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder or its designee (as specified in the Exercise Form) a new Warrant evidencing the rights of such holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

Section 4.                      Compliance with the Securities Act/Removal of Legend.

(a)           Subject to Section 4(b), the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

(b)           The Holder may require the Company to issue a Warrant or a certificate for shares of Common Stock, in each case without a legend, if either (i) such Warrant or such shares of Common Stock, as the case may be, have been registered for resale under the Securities Act, or (ii) such Warrant or shares of Common Stock have been sold pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

Section 5.                      Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of the shares of Common Stock issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.  The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6.                      Mutilated or Missing Warrants.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of shares of Common Stock, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, indemnity reasonably satisfactory to the Company with respect thereto.

Section 7.                      Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, 100% of the number of shares issuable upon exercise of the rights of purchase represented by this Warrant.  The Company agrees that all shares of Common Stock issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such shares of Common Stock, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8.                      Adjustments.  Subject and pursuant to the provisions of this Section 8, the Exercise Price and number of shares of Common Stock subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

8.1           Dividend, Subdivision or Combination of Common Stock.  If the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise thereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, (i) the aggregate number of shares of Common Stock for which this Warrant is exercisable (the “Warrant Share Number”) immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock or other securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (ii) the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock issuable immediately thereafter.  An adjustment made pursuant to this Section 8.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

8.2           Issuance of Common Stock or Stock Equivalents Below Exercise Price and/or Current Market Price.

(a)           If the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, issue or sell (such issuance or sale, a “New Issuance”) any shares of Common Stock or Stock Equivalents at a price per share of Common Stock that is less than the Exercise Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per share of Common Stock, in the case of the issuance of any Stock Equivalent, as equal to (x) the sum of the price for such Stock Equivalent plus any additional consideration payable (without regard to any anti dilution adjustments) upon the conversion, exchange or exercise of such Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Stock Equivalent), other than issuances or sales for which an adjustment is made pursuant to another subsection of this Section 8.2 and other than Excepted Issuances (as hereinafter defined), then, and in each such case, (A) the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect on the Relevant Date by a fraction (I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Exercise Price in effect on the Relevant Date (or, in the case of Stock Equivalents, the number of shares of Common Stock which the aggregate consideration received by the Company upon the issuance of such Stock Equivalents and receivable by the Company upon the conversion, exchange or exercise of such Stock Equivalents would purchase at the Exercise Price on the Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Stock Equivalents, the maximum number of shares of Common Stock into which such Stock Equivalents initially may convert, exchange or be exercised), calculated to the nearest cent, and (B) the Warrant Share Number shall be increased to equal the product of (I) the aggregate number of shares of Common Stock for which this Warrant is exercisable immediately prior to the New Issuance multiplied by (II) a fraction, the numerator of which shall be the Exercise Price in effect on the Relevant Date and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

(b)           If the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, issue or sell any shares of Common Stock or Stock Equivalents at a price per share of Common Stock that is less than the Current Market Price then in effect as of the Relevant Date (treating the price per share of Common Stock, in the case of the issuance of any Stock Equivalent, as equal to (x) the sum of the price for such Stock Equivalent plus any additional consideration payable (without regard to any anti dilution adjustments) upon the conversion, exchange or exercise of such Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Stock Equivalent), other than issuances or sales for which an adjustment is made pursuant to another subsection of this Section 8.2 and other than Excepted Issuances (as hereinafter defined), then, and in each such case, (A) the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect on the Relevant Date by a fraction (I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Current Market Price in effect on the Relevant Date (or, in the case of Stock Equivalents, the number of shares of Common Stock which the aggregate consideration received by the Company upon the issuance of such Stock Equivalents and receivable by the Company upon the conversion, exchange or exercise of such Stock Equivalents would purchase at the Current Market Price on the Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Stock Equivalents, the maximum number of shares of Common Stock into which such Stock Equivalents initially may convert, exchange or be exercised), calculated to the nearest cent, and (B) the Warrant Share Number shall be increased to equal the product of (I) the aggregate number of shares of Common Stock for which this Warrant is exercisable immediately prior to the New Issuance multiplied by (II) a fraction, the numerator of which shall be the Exercise Price in effect on the Relevant Date and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

(c)           If the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, issue or sell any shares of Common Stock or Stock Equivalents at a price per share of Common Stock that is less than both the Exercise Price and Current Market Price then in effect as of the Relevant Date, other than issuances or sales for which an adjustment is made pursuant to another subsection of this Section 8.2 and other than Excepted Issuances, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted in accordance with (i) Section 8.2(a) if the Current Market Price in effect as of the Relevant Date is less than the Exercise Price in effect as of the Relevant date, or (ii) Section 8.2(b) if the Exercise Price in effect as of the Relevant Date is less than the Current Market Price in effect as of the Relevant Date and (B) the Warrant Share Number shall be increased to equal the product of (I) the aggregate number of shares of Common Stock for which this Warrant is exercisable immediately prior to the New Issuance multiplied by (II) a fraction, the numerator of which shall be the Exercise Price in effect on the Relevant Date and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

(d)           Such adjustment shall be made whenever such shares of Common Stock or Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such shares of Common Stock or Stock Equivalents and (y) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 8.2(d) shall be made only upon the issuance of such shares of Common Stock or Stock Equivalents, and not as a result of the issuance of any security into which the Stock Equivalents convert, exchange or may be exercised.  Subject to Section 8.2(f), no further adjustments to the Exercise Price shall be made upon the issuance of any such security into which Stock Equivalents convert, exchange, or may be exercised.

(e)           In case at any time any shares of Common Stock or Stock Equivalents or any rights or options to purchase any shares of Common Stock or Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.  In case any shares of Common Stock or Stock Equivalents or any rights or options to purchase any Common Stock or Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as determined mutually by (x) a majority of the members of the Board of Directors of the Company and (y) the Holder.  If the Board of Directors and the Holder shall fail to agree within five (5) Business Days, the fair market value shall be an amount determined, at the Company’s expense, by an independent nationally recognized investment banking firm chosen by the Board of Directors and reasonably acceptable to the Holder, who shall make such determination as soon as practicable and whose determination shall be binding.  The cost of any such investment banking firm shall be borne fifty percent (50%) by the Company and fifty percent (50%) by the Holder.

(f)           If any Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 8.2 shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Stock Equivalents there shall have been any increase or decrease, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof or, increase or decrease in the number of shares of Common Stock issuable upon the exercise or conversion thereof, then the Exercise Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (x) eliminate from the computation any additional shares of Common Stock corresponding to such Stock Equivalents as shall have expired or terminated, (y) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (z) treat any of such Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.  No readjustment pursuant to this Section 8.2(f) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (a) the Exercise Price on the original adjustment date, or (b) the Exercise Price that would have resulted from any issuance of Common Stock or Stock Equivalents between the original adjustment date and such readjustment date.

(g)           For purposes of this Warrant, the term “Excepted Issuances” shall mean issuances by the Company of: (A) securities offered to the public pursuant to a registration statement filed under the Securities Act; (B) all shares of Common Stock (or options, warrants or other rights to purchase such shares of Common Stock) issued or to be issued to officers, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other employee stock bonus or purchase arrangement adopted by the Company and approved by the affirmative approval of a majority of the Board of Directors or any duly authorized committee thereof (collectively, the “Plans”); provided, however, that all shares of Common Stock (or options, warrants or other rights to purchase such shares of Common Stock) issued pursuant to the Plans are either exempt from, or issued in compliance with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the guidance thereunder; (C) securities issued hereunder or upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise or conversion price of any such securities; (D) securities issued in connection with the acquisition of (i) another company by the Company by merger or by purchase of a majority of the equity interests of such other company or (ii) specified assets of another company, provided in each case that any such transaction is approved by a majority of the Directors; or (E) shares of Series B Redeemable Preferred Stock issued pursuant to the Purchase Agreement.

8.3           Certain Distributions.  In case the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving entity and shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or distributions payable in shares of Common Stock for which adjustment is made under Section 8.1) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, (i) the Exercise Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by being multiplied by the Exercise Price in effect prior to the date of distribution by a fraction (x) the numerator of which shall be the Current Market Price of Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one) and (ii) the Warrant Share Number shall be increased by being multiplied by a fraction (x) the numerator of which shall be the Current Market Price of one share of Common Stock immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants and (y) the denominator of which shall be the Current Market Price of one share of Common Stock immediately prior to such record date less the fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of such cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed.  Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

8.4           Consolidation, Merger, etc.  If any (i) capital reorganization, (ii) reclassification, (iii) consolidation, merger, tender offer or other business combination of the Company with another entity that involves a transfer of more than fifty percent (50%) of the voting power of the Company, (iv) the sale of all or substantially all of the Company’s assets to another entity, or (v) voluntary sale, conveyance, exchange or transfer of the voting Capital Stock of the Company that involves the sale, conveyance, exchange or transfer of more than fifty percent (50%) of the voting power of the Company (each, an “Extraordinary Event”) shall be effected, then, prior to the consummation of such Extraordinary Event, the Company shall make appropriate provision, including providing written notice of the Extraordinary Event to the Holder at least ten (10) Business Days prior to effecting such Extraordinary Event, to ensure that the Holder shall thereafter have the right to purchase and receive, upon exercise hereof and the payment of the Exercise Price, in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or property (including cash) as may be issued or payable with respect to or in exchange for a number of shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof.  Each Holder agrees to keep all information it receives regarding the Extraordinary Event confidential until such time as the Company has disclosed such information publicly. The foregoing provisions shall similarly apply to successive Extraordinary Events.

8.5           Other Changes.  In case the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 8.1, 8.2, 8.3 or 8.4 (but not including any action described in any such Section) and it would be equitable in the circumstances to adjust the Exercise Price and Warrant Share Number as a result of such action, then, and in each such case, the Exercise Price and Warrant Share Number shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).

8.6           No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder's rights against impairment.

8.7           Fractional Shares.  No fractional Shares shall be issuable upon exercise of the Warrant and the number of shares of Common Stock to be issued upon exercise of the Warrant shall be rounded down to the nearest whole share of Common Stock.  If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a full share of Common Stock as of the exercise date over the Exercise Price for such fractional share.

8.8           Certificate as to Adjustments.  Upon each adjustment of the Exercise Price, and/or number of shares of Common Stock, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price and number of shares of Common Stock in effect upon the date thereof and the series of adjustments leading to such Exercise Price and number of shares of Common Stock.

Section 9.                      Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) five days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier.  All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

If to Mast before September 15, 2008, at the following address:

MAST Credit Opportunities I Master Fund Limited
c/o MAST Capital Management, LLC
535 Boylston Street, Suite 401
Boston, Massachusetts 02116
Attention: John S. Ehlinger
Fax: (617) 247-7985

If to Mast after September 15, 2008, at the following address:

MAST Credit Opportunities I Master Fund Limited
c/o MAST Capital Management, LLC
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Attention: John S. Ehlinger

with a copy by fax or messenger or courier to:

Foley Hoag LLP
Bay Colony Corporate Center
1000 Winter Street, Suite 4000
Waltham, Massachusetts 02451
Attention: David A. Broadwin, Esq.
Fax: (617) 832-7000

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Broadpoint Securities Group, Inc.
        One Penn Plaza, 42nd Floor
New York, New York 10119
Fax: (212) 273-7100
Attention:  General Counsel

with a copy by fax or messenger or courier to:

Cahill/Wink LLP
5 Penn Plaza, 23rd floor
New York, NY 10001
Fax: (646) 378-2025
Attention:  Stephen Wink, Esq.

Section 10.                                Registration Rights.  The initial holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement dated as of the date hereof, by and between the Holder and the Company, and any subsequent holder hereof shall be entitled to such rights to the extent provided in the Registration Rights Agreement.

Section 11.                                Successors.  All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 12.                                Governing Law.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

Section 13.                                No Rights as Shareholder.  Prior to the exercise of this Warrant, the Holder shall not have or exercise any voting rights or other rights as a shareholder of the Company by virtue of its ownership of this Warrant.

Section 14.                                Amendments.  This Warrant shall not be amended without the prior written consent of the Company and the Holder.

Section 15.                                Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 27th day of June, 2008.

BROADPOINT SECURITIES GROUP, INC.

By: /s/ Robert I. Turner
Name:  Robert I. Turner
Title:    Chief Financial Officer

APPENDIX A
BROADPOINT SECURITIES GROUP, INC.
WARRANT EXERCISE FORM

To: BROADPOINT SECURITIES GROUP, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Exercise Price and surrender of the Warrant, _______________ shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

_______________________________
Name
________________________________
Address
________________________________
________________________________
Federal Tax ID or Social Security No.

and delivered by

❑              certified mail to the above address, or
❑              electronically (provide DWAC Instructions:___________________), or
❑              other (specify: __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Signature:______________________
______________________________
Name (please print)
______________________________
______________________________
Address
______________________________
Federal Identification or
Social Security No.

Assignee:
_______________________________
_______________________________
_______________________________

APPENDIX B
BROADPOINT SECURITIES GROUP, INC.
NET ISSUE ELECTION NOTICE

To: BROADPOINT SECURITIES GROUP, INC.

Date:_________________________

The undersigned hereby elects under Section 3.1 of the Warrant to surrender the right to purchase ____________ shares of Common Stock pursuant to this Warrant and hereby requests the issuance of _____________ shares of Common Stock.  The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

_________________________________________
Signature

_________________________________________
Name for Registration

_________________________________________
Mailing Address